Exhbit 4.4


                            SECURITIES INVESTMENT AND
                          REGISTRATION RIGHTS AGREEMENT


             THIS SECURITIES INVESTMENT AND REGISTRATION RIGHTS AGREEMENT is made and entered into as of December 13, 2002 (the "Issue Date," being the completion date under the Purchase Agreement, defined below), by and among Vishay Intertechnology, Inc., a Delaware corporation (the "Company"), and Phoenix, the BCcH Shareholders, the Mezzanine Lenders, Phoenix Bermuda and the Foundation (each as defined below; the "Original Holders"), pursuant to and in furtherance of the transactions contemplated by the Purchase Agreement.

                               W I T N E S S E T H

             WHEREAS, the Company and the Original Holders have entered into that certain Share Sale and Purchase Agreement, dated November 10, 2002 (as amended from time to time, the "Purchase Agreement"), by and among the parties thereto, pursuant to which, among other things, the Company has agreed to issue to the Original Holders the Consideration Securities (as defined below).

             WHEREAS, the Company and the Original Holders wish to enter into certain covenants and agreements in respect of the Consideration Securities in order to provide for certain rights contemplated by the parties in entering into the Purchase Agreement and to comply with the securities laws of the United States in which the Company is domiciled.

             WHEREAS, the execution of this Agreement is a condition to the completion of the transactions contemplated by the Purchase Agreement.

             NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration receipt of which is acknowledged, the parties agree as follows:

     SECTION 1. Definitions.

             (a) As used in this Agreement, the following terms have the meanings assigned in this Section:

             "A Warrants" has the meaning set forth in the definition of "Warrants" below.

             "Accredited Investor" has the meaning assigned in Regulation D under the Securities Act and set forth on Schedule A hereto.

             "Affiliate" has the meaning assigned in paragraph (a)(1) of Rule
144.

             "B Warrants" has the meaning set forth in the definition of "Warrants" below.

             "BCcH Shareholders" means those persons whose names and addresses are set out in Part A of Schedule 1 to the Purchase Agreement.

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             "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

             "Common Stock" means the common stock, par value $0.10 per share, of the Company and any other security exchanged or substituted for such common stock or into which such common stock is converted in any recapitalization, reorganization, merger, consolidation, share exchange or other business combination transaction, including any reclassification consisting of a change in par value or a change from par value to no par value or vice versa.

             "Company" has the meaning set forth in the first paragraph of this Agreement.

             "Consideration Securities" means the Notes and the Warrants.

             "Deferral Event" has the meaning set forth in Section 9(b) hereof.

             "Designated Counsel" means Freshfields Bruckhaus Deringer or any other counsel of recognized national standing in the interpretation of the securities laws in the United States selected by the Designated Holders.

             "Designated Holders" means, collectively, the Designated Note Holder and the Designated Warrant Holder.

             "Designated Note Holder" means a person chosen by a majority of the Holders of the then outstanding Exchange Shares; provided, however, that in the event at any time there is no person acting in the capacity of the Designated Note Holder: (i) all notices or other communications required to be provided herein to the Designated Note Holder shall be provided to Designated Counsel and
(ii) any decisions required to be made herein by the Designated Note Holder shall be made by the Holders of a majority of the then outstanding Exchange Shares.

             "Designated Warrant Holder" means Phoenix, an Affiliate of Phoenix designated by Phoenix, or, if neither Phoenix nor any of its Affiliates desire any longer to act as the Designated Warrant Holder or Phoenix and its Affiliates no longer own any Warrant Shares, such other person or entity approved by the Holders of a majority of the then outstanding Warrant Shares; provided, however, that in the event at any time there is no person acting in the capacity of the Designated Warrant Holder: (i) all notices or other communications required to be provided herein to the Designated Warrant Holder shall be provided to Designated Counsel and (ii) any decisions required to be made herein by the Designated Warrant Holder shall be made by the Holders of a majority of the then outstanding Warrant Shares.

             "Distributor" means any underwriter, dealer, or other person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on Regulation S.

             "Effectiveness Period" means either the Primary Effectiveness Period or the Resale Effectiveness Period, as the case may be.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

             "Exchange Shares" means the shares of Common Stock issuable upon exchange of the Notes (and the Spin-Off Notes, if applicable) in accordance with the terms and conditions of the Put and Call Agreement. For purposes of this Agreement, references to Holders of Exchange Shares shall include Holders of Notes (and Spin-Off Notes, if applicable) exchangeable for such shares, with the number of Exchange Shares deemed held for these purposes determined on an as exchanged basis.

             "Foundation" means Stichting Administratiekantoor Phoenix whose registered office is at Meerenakkerplein 27-30, 5652 BJ Eindhoven, The Netherlands.

             "Hold-Back Election" has the meaning set forth in Section 9(a) hereof.

             "Holder" means any of the Original Holders and any person who becomes a registered holder of any Registrable Securities in compliance with the terms of this Agreement.

             "Indemnifiable Losses" has the meaning set forth in Section 12(a) hereof.

             "Initiating Note Holders" has the meaning set forth in Section 4(b) hereof.

             "Initiating Warrant Holders" has the meaning set forth in Section 4(a) hereof.

             "Issue Date" has the meaning set forth in the first paragraph of this Agreement.

             "Material Event" has the meaning set forth in Section 6(f) hereof.

             "Mezzanine Lenders" means the persons whose names and addresses are set out in Part C of Schedule 1 to the Purchase Agreement.

             "NASD" means the National Association of Securities Dealers, Inc.

             "Notes" means US$105,000,000 principal amount of notes due 2102 issued by the Company and delivered to the Mezzanine Lenders under the terms of the Purchase Agreement, and exchangeable for shares of Common Stock pursuant to a Put and Call Agreement, of even date herewith, between the Company and certain of the Original Holders.

             "Note Holder" means a holder of the Notes, and for the registration provisions of this Agreement, shall include a holder of Exchange Shares that are Resale Securities.

             "Notice and Questionnaire" means a written notice delivered to the Company by a holder of Resale Securities, containing the information called for by the Form of Selling Securityholder Notice and Questionnaire attached hereto as Annex A.

             "Notice Holder" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

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

             "Original Holders" has the meaning set forth in the first paragraph of this Agreement.

             "Other Holders" has the meaning set forth in Section 4(i) hereof.

             "Phoenix" means Phoenix Acquisition Company S.a.r.l (registered at the Luxembourg Trade and Companies Registry under No. 66455) whose registered office is at 58 rue Charles Martel, L-2134 Luxembourg.

             "Phoenix Bermuda" means Phoenix Bermuda, LP, a Bermuda limited partnership and an Affiliate of Phoenix.

             "Primary Registration Statement" means a registration statement registering the issuance of the Warrant Shares under the Securities Act.

             "Primary Effectiveness Period" means the period ending on the earlier of (x) ten years from the Issue Date and (y) the date on which all of the Warrants have been exercised for Warrant Shares.

             "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference in such Prospectus.

             "Purchase Agreement" has the meaning set forth in the preamble hereto.

             "Put and Call Agreement" means that certain Put and Call Agreement between the Company and certain of the Original Holders of even date herewith.

             "Registrable Securities" means:

            (i) the Warrant Shares to the extent eligible for registration under the Primary Registration Statement;

            (ii)  the Resale Securities; and

            (iii) any securities issued with respect to the securities referred to in (i) and (ii) above (or issuable upon the conversion, exchange or exercise of any warrant, right or other security which is issued) by way of a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities in connection with a recapitalization, merger, consolidation or other reorganization.

For purposes of determining the Holders of a majority of any Registrable Securities at any time outstanding, a Holder of Warrants shall be deemed to hold the underlying Warrant Shares and a Holder of Notes shall be deemed to hold the underlying Exchange Shares.

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

             "Registration Statement" means the Primary Registration Statement, the Resale Registration Statement, and any piggyback registration statement pursuant to Section 5 hereof and includes the Prospectus, all amendments (including post-effective amendments) and supplements, all exhibits, and all materials included or incorporated by reference in such registration statement.

             "Regulation S" means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

             "Requesting Securityholder" has the meaning set forth in Section 5(a) hereunder.

             "Resale Effectiveness Period" means the period ending on the earlier to occur of (x) the first date on which there are no longer outstanding any Resale Securities and (y) the tenth anniversary of the Issue Date and, to the extent applicable to permit a Holder to sell pursuant to a Resale Registration Statement, four (4) months after the tenth anniversary of the Issue Date.

             "Resale Registration Statement" means a registration statement registering the Resale Securities for resale under the Securities Act.

             "Resale Securities" means:

            (i)   the Exchange Shares;

            (ii)  the Warrants;

            (iii) the Warrant Shares, but only if such Warrant Shares:

                  (I) (a) for any reason are not eligible for registration under the Primary Registration Statement; or (b) are issued upon exercise of the Warrants by the Original Holders or any of their respective Affiliates and continue to be held by such Holders or their Affiliates; or

                  (II) are, or are intended to be, issued upon exercise of the Warrants in connection with an Underwritten Offering to facilitate the sale of such Warrant Shares; and

            (iv) any securities issued with respect to the securities referred to in (i), (ii) and (iii) above (or issuable upon the conversion, exchange or exercise of any warrant, right or other security which is issued) by way of a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities in connection with a recapitalization, merger, consolidation or other reorganization;

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

provided, however, that such Resale Securities shall cease to constitute Resale Securities when they are sold either pursuant to a Registration Statement filed under the Securities Act (other than the Primary Registration Statement) or pursuant to Rule 144. For purposes of determining the Holders of a majority of the Resale Securities at any time outstanding, a Holder of Warrants shall be deemed to hold the underlying Warrant Shares and a Holder of Notes shall be deemed to hold the underlying Exchange Shares.

             "Restricted Securities" has the meaning assigned to such term in Rule 144.

             "Restricted Period" has the meaning set forth in Section 2(c)(iv) hereunder.

             "Rule 144" means Rule 144 under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

             "Rule 415" means Rule 415 under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

             "SEC" means the Securities and Exchange Commission or its successors.

             "Section 4(2)" means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

             "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

             "Spin-Off" has the meaning set forth in (x) Section 11(e) of the Warrant Agreement (as such Spin-Off relates to the Warrants) and (y) Section 4.01(e) of the Put and Call Agreement (as such Spin-Off relates to the Notes).

             "Spin-Off Company" has the meaning set forth in (x) Section 11(e) of the Warrant Agreement (as it relates to the Spin-Off Warrants) and (y)
Section 4.01(e) of the Put and Call Agreement (as it relates to the Spin-Off Notes).

             "Spin-Off Notes" has the meaning set forth in Section 4.01(e) of the Put and Call Agreement.

             "Spin-Off Warrants" has the meaning set forth in Section 11(e) of the Warrant Agreement.

             "Transfer" means any disposition of any Consideration Securities or of any interest therein, which would constitute a "sale" within the meaning of the Securities Act. The term "transferee" shall mean any person that acquires any interest in any Consideration Securities in a Transfer.

             "Transfer Document" has the meaning set forth in Section 15(b) hereunder.

             "Underwritten Offering" means an SEC registered offering in which securities of the Company or a Spin-Off Company, including Resale Securities that are Warrant Shares or

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

Exchange Shares (or, in the case of Spin-Off Warrants and Spin-Off Notes, the shares issuable upon the exercise or exchange thereof), as the case may be, are sold to an underwriter for reoffering to the public or placed to the public by an underwriter on an agency basis.

             "U.S. person" has the meaning assigned in Regulation S and set forth on Schedule B hereto.

             "Warrant Agreement" means that certain Warrant Agreement dated as of December 13, 2002 between the Company and the Warrant Agent (as defined therein), pursuant to which the Warrants are issued.

             "Warrant Holder" means a holder of A Warrants, B Warrants and/or Warrant Shares.

             "Warrants" means:

            (i) the warrants to acquire 7,000,000 shares of Common Stock having an exercise price of $20.00 per share (the "A Warrants"); and

            (ii) the warrants to acquire 1,823,529 shares of Common Stock having an exercise price of $30.30 per share (the "B Warrants"),

such A Warrants and B Warrants (w) being issued as consideration under the Purchase Agreement, (x) being subject to adjustment in accordance with the Warrant Agreement, (y) having an expiration date on the tenth anniversary of the Issue Date and (z) being immediately exercisable by all Holders other than an Original Holder or an Affiliate of an Original Holder and being exercisable by an Original Holder or any Affiliate of an Original Holder following the first anniversary of the Issue Date.

             "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants (and the Spin-Off Warrants, if applicable). For purposes of this Agreement, references to a Holder of Warrant Shares shall include Holders of Warrants (and Spin-Off Warrants, if applicable) exercisable for such shares with the number of Warrant Shares deemed held for these purposes determined on an as exercised basis.

             (b)   Construction.

                  (i) The terms defined herein have the respective meanings set forth herein for all purposes, and such meanings are equally applicable to both the singular and plural forms of the terms defined.

                  (ii) The words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation" whether or not they are in fact followed by such words or words of like impact. "Writing," "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form.

                  (iii) Any instrument, agreement or other document defined or referred to herein means such instrument, agreement or other document as from time to time amended,

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

modified or supplemented, including by waiver or consent, in accordance with the provisions hereof or thereof, and includes references to all appendices, exhibits, schedules, supplements, addenda and other attachments thereto and instruments, agreements or other documents incorporated therein.

                  (iv) Any term defined below by reference to any instrument, agreement or other document has such meaning whether or not such instrument, agreement or other document is in effect. References to a person are, unless the context otherwise requires, also to such person's successors and assigns.

                  (v) The words "herein", "hereof" and "hereunder" and comparable terms refer, unless the context otherwise requires, to the entire Agreement and not to any particular article, section or other subdivision hereof. References herein to "Article", "Section" or another subdivision or to "Appendix", "Exhibit", "Schedule" or other attachment are, unless the context otherwise requires, to an article, section or subdivision hereof or an appendix, exhibit, schedule or other attachment hereto.

                  (vi) References to any gender include, unless the context requires otherwise, references to all genders and references to the singular include, unless the context requires otherwise, references to the plural and vice versa. "Shall" and "will" have equal force and effect.

                  (vii) All references in this Agreement to "$" are to United States dollars.

     SECTION 2. Representations and Warranties of the Original Holders.

             (a) Each of the Original Holders severally acknowledges and understands that the issuance of the Consideration Securities pursuant to the Purchase Agreement is not being registered by the Company under the Securities Act or the securities laws of any state of the United States and that the issuance of the Consideration Securities is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the United States. By its execution of this Agreement, each of the Original Holders represents and warrants, severally and not jointly, as indicated on its signature page to this Agreement, either that:

             (i) it is, and at all times since the execution of the Purchase Agreement it has been, an Accredited Investor, so that the Company may rely on the exemption of Section 4(2); or

             (ii) it is not, and at all times since the execution of the Purchase Agreement it has not been, a U.S. person, so that the Company may rely on the exemption of Regulation S.

Each such Holder severally understands that the Consideration Securities, including the shares of Common Stock issuable upon exchange or exercise thereof, are being offered and sold to such Holder pursuant to the Purchase Agreement in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth in this Agreement, in order that the Company may determine the applicability and availability of the exemptions from registration of the Consideration Securities on which the Company is relying.

             (b) Each Original Holder indicating that it is an Accredited Investor further represents and warrants to the Company as follows:

                  (i) Such Holder qualifies as an Accredited Investor on the basis set forth on its signature page to this Agreement.

                  (ii) Such Holder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Holder's interests in connection with the transactions contemplated by the Purchase Agreement.

                  (iii) Such Holder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Consideration Securities and the shares of Common Stock issuable upon exchange or exercise thereof.

                  (iv) Such Holder understands the various risks of an investment in the Consideration Securities, and any shares of Common Stock issuable upon exchange or exercise thereof, and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Consideration Securities, and any shares of Common Stock issuable upon exchange or exercise thereof.

                  (v) Such Holder has had access to the Company's publicly filed reports with the SEC, is aware of the risk factors concerning the Company described from time to time in such reports, and has had the opportunity to ask questions about the contents of such reports and is satisfied with the responses to its questions.

                  (vi) Such Holder has been furnished during the course of the transactions contemplated by the Purchase Agreement with all other public information regarding the Company that such Holder has requested and, assuming such publicly available information complies with U.S. securities laws, all such public information is sufficient for such Holder to evaluate the risks of investing in the Consideration Securities.

                  (vii) Such Holder has been afforded the opportunity to ask questions of and receive answers concerning the terms and conditions of the issuance of the Consideration Securities, and any shares of Common Stock issuable upon exchange or exercise thereof.

                  (viii) Such Holder is not relying on any representations and warranties concerning the Company made by any officer, employee or agent of the Company, other than those, if any, contained in the Purchase Agreement.

                  (ix) Such Holder is acquiring the Consideration Securities, and any shares of Common Stock issuable upon exchange or exercise thereof, for such Holder's own account, for investment and not for distribution or resale to others, except for such transfers to its

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

partners and investors as would not violate the provisions of the Securities Act, the securities laws of any state of the United States or this Agreement.

                  (x) Such Holder will not sell or otherwise transfer the Consideration Securities, or any shares of Common Stock issuable upon exchange or exercise thereof, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

                  (xi) Such Holder understands and acknowledges that there currently is no public market for the Consideration Securities and that no such market may ever develop.

                  (xii) Such Holder understands and acknowledges that the Company is under no obligation to register the Notes for sale under the Securities Act and that only the Registrable Securities are obligated to be registered under this Agreement.

                  (xiii) Such Holder consents to the placement of a legend on any certificate or other document evidencing the Consideration Securities, and any shares of Common Stock issuable upon exchange or exercise thereof, stating that such securities have not been registered under the Securities Act or applicable state securities laws and setting forth or referring to the restrictions on transferability and sale thereof.

                  (xiv) Such Holder represents that the address furnished by such Holder on its signature page to this Agreement is such Holder's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

             (c) Each Original Holder indicating that it is not a U.S. person further represents and warrants to the Company as follows:

                  (i) At the time of (a) the offer by the Company and (b) the acceptance of the offer by such Holder, of the Consideration Securities, such Holder was outside the United States.

                  (ii) No offer to acquire the Consideration Securities or otherwise to participate in the transactions contemplated by the Purchase Agreement was made to such Holder or its representatives inside the United States.

                  (iii) Such Holder is not purchasing the Consideration Securities, and will not be acquiring any shares of Common Stock issuable upon exchange or exercise thereof, on behalf of, as nominee for or with a view towards distribution to any U.S. person in violation of the registration requirements of the Securities Act.

                  (iv) Such Holder will make all subsequent offers and sales of the Consideration Securities, and the shares of Common Stock issuable upon exchange or exercise thereof, either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an exemption from registration under the Securities Act. Specifically, such Holder will not resell the Consideration Securities, or the shares of Common Stock issuable upon exchange or exercise thereof, to any U.S. person or within the United States prior to the expiration of a period commencing on the Issue Date and ending on the date that is one year thereafter (the "Restricted Period"), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

                  (v) Such Holder has no present plan or intention to sell the Consideration Securities, or the shares of Common Stock issuable upon exchange or exercise thereof, in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Consideration Securities, or the shares of Common Stock issuable upon exchange or exercise thereof, and is not acting as a Distributor of such securities.

                  (vi) Neither such Holder, its Affiliates nor any person acting on such Holder's behalf, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Consideration Securities, or the shares of Common Stock issuable upon exchange or exercise thereof, at any time after the Issue Date through the Restricted Period except in compliance with the Securities Act.

                  (vii) The Consideration Securities, and the shares of Common Stock issuable upon exchange or exercise thereof, will contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration, and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act.

                  (viii) Such Holder is not acquiring the Consideration Securities, or the shares of Common Stock issuable upon exchange or exercise thereof, in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

            (d) Each Original Holder further represents and warrants to the Company as follows:

                  (i) Such Holder understands and acknowledges that the Consideration Securities, and the shares of Common Stock issuable upon exchange or exercise thereof, are subject to restrictions on transferability and that the Company may refuse to transfer the Consideration Securities, and the shares of Common Stock issuable upon exchange or exercise thereof, unless such Holder complies with the provisions in Section 15 of this Agreement related to restrictions on transferability.

                  (ii) Such holder understands and acknowledges that the Consideration Securities, and the shares of Common Stock issuable upon exchange or exercise thereof, have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such Holders and that any representation to the contrary is a criminal offense.

                  (iii) Such Holder acknowledges that the representations, warranties and agreements made by such Holder herein shall survive the execution and delivery of this Agreement, the purchase of the Consideration Securities and the exchange or exercise thereof.

            (e) Phoenix Bermuda and Phoenix each hereby represents and warrants that if Phoenix transfers the Consideration Securities to Phoenix Bermuda, which the parties anticipate will take place within a reasonably short period of time following the date hereof, the representations and warranties in this Section 2 will be true and correct as to Phoenix Bermuda on the date hereof and on the date on which Phoenix transfers the Consideration Securities to Phoenix Bermuda.

            (f) The Company represents and warrants to each Holder as follows:

                  (i) The Company is acquiring the Sale Shares (as defined in the Purchase Agreement) for its own account, for investment purposes only and not with a view to distribution (as such term is used in Section 2(11) of the Securities Act). The Company understands that the Sale Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                  (ii) None of the Company, any Affiliate of the Company, or any person acting on its or their behalf has offered or sold or will offer or sell any Consideration Securities by means of any general solicitation or general advertisement within the meaning of Section 502(c) of the Securities Act or by means of any "directed selling efforts" within the meaning of Rule 903 under the Securities Act.

     SECTION 3. Registration Generally.

            (a) The Company shall prepare and file with the SEC no later than the date that is thirty (30) days after the Issue Date:

       (i) a Resale Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all of the Resale Securities (and which shall include no other securities); and

       (ii) a Primary Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the issuance by the Company, in a primary registration, from time to time of Warrant Shares upon the exercise of the Warrants, to the Holders thereof.

            Each Registration Statement shall be prepared and filed on Form S-3 or another appropriate form permitting registration of the Registrable Securities on a delayed or continuous

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

basis. The method of distribution by the Holders under the Resale Registration Statement shall include any public or private sale by the Holders or pursuant to an Underwritten Offering (as provided in this Agreement). The Resale Registration Statement shall also permit the sale of the Resale Securities under Rule 144.

            (b) The Company shall use its reasonable best efforts:

       (i) to cause each Registration Statement to be declared effective under the Securities Act by the date that is one hundred eighty
              (180) days after the Issue Date;

       (ii) to keep the Resale Registration Statement continuously effective under the Securities Act until the expiration of the Resale Effectiveness Period; and

       (iii) to keep the Primary Registration Statement continuously effective under the Securities Act until the expiration of the Primary Effectiveness Period,

the foregoing clauses each being subject to the rights of the Company to determine that a Deferral Event has occurred in accordance with Section 9(b) herein.

            (c) In the event of a Spin-Off pursuant to which:

                     (i)    a Warrant Holder receives Spin-Off Warrants; and/or

                     (ii)   a Note Holder receives Spin-Off Notes,

the Company agrees to take such action as is reasonably necessary to cause the Spin-Off Company to register the shares of common stock of the Spin-Off Company issuable upon exchange of the Spin-Off Notes and/or upon exercise of the Spin-Off Warrants on a resale registration statement on terms substantially identical to the terms and conditions of this Agreement, including but not limited to the indemnification, piggyback registration and holdback provisions hereof, except that the Spin-Off Company shall be substituted for the Company in such agreement, rights to demand underwritten offerings in respect of the Spin-Off Warrants and the Spin-Off Notes shall be as described in Section 4(c) hereof and holders of such securities shall not be required to make representations similar to those contained in Section 2 hereof.

     SECTION 4. Demand Underwritten Offering.

            (a) Warrant Shares. Subject to Section 9(a) hereof, upon the written request of one or more Holders of Warrant Shares that are Resale Securities (such Holder or Holders, the "Initiating Warrant Holders") requesting that the Company effect the disposition of such Warrant Shares on the Resale Registration Statement by means of an Underwritten Offering, the Company will cooperate with the Initiating Warrant Holders to facilitate such an Underwritten Offering; provided, however, that the Company shall not be obligated to:

       (i) effect more than an aggregate of two (2) demand Underwritten Offerings pursuant to this Section 4(a) or more than one demand Underwritten Offering pursuant to this Section 4(a) in any twelve
              (12) month period; or

       (ii) effect a demand Underwritten Offering pursuant to this Section 4(a) unless:

              (A) the Resale Securities for which a demand Underwritten Offering is made pursuant to this Section 4(a) constitute at least three million (3,000,000) shares of Common Stock; and

              (B) in the case of an Underwritten Offering in which any Warrants have been or are intended to be exercised in connection with the offering,

                     (1) the sale price of a share of Common Stock (or, if no sale price for the Common Stock is reported on any trading day, the average of the low ask and high bid prices for the Common Stock on such trading day, or, if there are no low ask and high bid prices, the per share fair market value of the Common Stock as determined by an investment banking firm of national reputation and standing selected by the Company and reasonably acceptable to holders of a majority of the then outstanding Warrant Shares) exceeds the lesser of (i) US$1.00 more than the then applicable exercise price per share of such Warrants and (ii) five percent (5%) more than the then applicable exercise price per share of such Warrants, on the principal securities exchange or interdealer quotation system on which the Common Stock is then listed for trading or quoted, if any, on each of twenty (20) trading days in any thirty (30) trading day period; and

                     (2) such Initiating Warrant Holders provide the Company with written notice of a demand Underwritten Offering no later than five Business Days (5) days following any thirty (30) day trading period referred to in clause (1).

            (b) Exchange Shares. Subject to Section 9(a) hereof, upon the written request of one or more Holders of Exchange Shares that are Resale Securities (such Holder or Holders, the "Initiating Note Holders") requesting that the Company effect the disposition of such Exchange Shares on the Resale Registration Statement by means of an Underwritten Offering, the Company will cooperate with the Initiating Note Holders to facilitate an Underwritten Offering; provided, however, that the Company shall not be obligated to:

       (i) effect more than an aggregate of two (2) demand Underwritten Offerings pursuant to this Section 4(b) or more than one demand Underwritten Offering pursuant to this Section 4(b) in any twelve
              (12) month period; or

       (ii)   effect a demand Underwritten Offering in accordance with this
              Section 4(b) unless the Resale Securities for which a demand Underwritten Offering is made pursuant to this Section 4(b) constitute at least three million (3,000,000) shares of Common Stock.

            (c) Spin-Off Notes and Spin-Off Warrants. In the event of a Spin-Off as contemplated by Section 3(c) hereof, subject to an appropriate provision substantially equivalent to Section 9(a) hereof, upon the written request of (x) one or more holders of Spin-Off Warrants (such holder or holders, the "Initiating Spin-Off Warrant Holders") or (y) one or more holders of Spin-Off Notes (such holder or holders, the "Initiating Spin-Off Note Holders"), requesting that the Company effect the disposition of the shares of common stock issuable (I) upon the exercise of such Spin-Off Warrants and/or (II) upon the exchange of such Spin-Off Notes, respectively, on a resale registration statement by means of an Underwritten Offering, the Company shall cause the Spin-Off Company to cooperate with such Initiating Spin-Off Warrant Holders and/or Spin-Off Note Holders, as the case may be, to facilitate such Underwritten Offering; provided, however, that the Spin-Off Company shall not be obligated to:

       (i) effect (x) more than an aggregate of four (4) demand Underwritten Offerings pursuant to this Section 4(c), of which the Holders of Spin-Off Warrants and the Holders of the Spin-Off Notes shall each be entitled to two (2) of such demand Underwritten Offerings, or
              (y) more than one demand Underwritten Offering for the holders of Spin-Off Warrants and one demand Underwritten Offering for the holders of Spin-Off Notes pursuant to this Section 4(c) in any twelve (12) month period; or

       (ii) effect a demand Underwritten Offering pursuant to this Section 4(c) unless such demand Underwritten Offering covering the offer and sale of common stock of the Spin-Off Company for the account of such Holders to the public will result in gross proceeds of not less than thirty million US dollars (US$30,000,000), before deducting underwriting commissions.

The mechanics and other aspects of any such underwritten offering shall be as described in paragraphs (d) through (k) below with appropriate adjustments to reflect that the rights and responsibilities of the Company described in such paragraphs shall, in the case of an Underwritten Offering pursuant to this
Section 4(c), be rights and responsibilities of the Spin-Off Company and rights and responsibilities of Holders shall be rights and responsibilities of Spin-Off Warrant Holders and Spin-Off Note Holders.

            (d) Notices. Each such written request delivered by the Initiating Warrant Holders and/or Initiating Note Holders, as the case may be, shall set forth (i) the proposed timing of such Underwritten Offering, (ii) the number of Resale Securities to be offered and (iii) any other material information concerning such Holders relevant to a proposed Underwritten Offering, including such information reasonably necessary for the preparation of any required supplement to a Prospectus.

            (e) Adjustments. The number and kind of shares in Section 4(a)(ii)(A) and Section 4(b)(ii) above and the share prices referred to in
Section 4(a)(ii)(B) shall be appropriately adjusted for any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, exchange or similar transaction with respect to the shares of Common Stock.

            (f) Non-Initiating Holders. Upon receipt of written notice from (i) one or more Initiating Warrant Holders to effectuate an Underwritten Offering pursuant to Section 4(a) or (ii) one or more Initiating Note Holders to effectuate an Underwritten Offering pursuant to Section 4(b), the Company shall promptly give written notice of such request to all other Holders of Warrant Shares and Exchange Shares. Subject to the cutback provisions in Section 4(i) hereof, the Company shall include in such Underwritten Offering all such Warrant Shares and Exchange Shares requested to be included by such of the other Holders who shall make such request by written notice to the Company delivered within ten (10) days of their receipt of the Company's notice. If the Company shall receive a request for inclusion in the Underwritten Offering of the Warrant Shares and Exchange Shares of other Holders, it shall promptly so inform the Initiating Warrant Holders and/or Initiating Note Holders, as the case may case.

            (g) Revocation of Demand. The Initiating Warrant Holders and/or Initiating Note Holders, as the case may be, may, at any time prior to the consummation of such Underwritten Offering, revoke such request by providing a written notice to the Company and the underwriters, if any, revoking such request; provided, however, that the Holder or Holders revoking such request for an Underwritten Offering, at their option, may elect to either (i) pay all reasonable expenses of the Company incurred with respect to such revoked request or (ii) have such revoked request deemed a consummated Underwritten Offering for purposes of this Section 4.

            (h) Piggyback Rights of the Company. If at any time the Company is required to effect an Underwritten Offering in accordance with this Section 4, the Company shall have the right, but not the obligation, to distribute its securities (whether equity, debt or otherwise) in connection with such Underwritten Offering by advising the Initiating Warrant Holders and/or Initiating Note Holders, as the case may be, in writing within ten (10) days after the date of receipt of a demand notice from such Initiating Warrant Holders and/or Initiating Note Holders, as the case may be (which notice shall set forth the amount and kind of securities to be distributed by the Company pursuant to such Underwritten Offering), and the Company shall be permitted to include in such Underwritten Offering all securities it has so advised will be included therein.

            (i) Cutbacks. If the managing underwriter or underwriters of any proposed Underwritten Offering advise the Company in writing that the total amount or kind of securities which the Holders of Warrant Shares, the Holders of Exchange Shares, the Company and any other persons requesting registration of securities pursuant to rights similar to the rights of Holders under Section 5 (such other persons, "Other Holders") intended to be included in such Underwritten Offering is sufficiently large to materially adversely affect the success of such Underwritten Offering, then the amount or kind of securities to be offered for the accounts of the Holders of Warrant Shares, the Holders of Exchange Shares, the Company and the Other Holders shall be reduced to the extent necessary to reduce the total amount or kind of securities to be included in such Underwritten Offering to the amount or kind recommended by such managing underwriter or underwriters as follows:

       o      first, pro rata from all Other Holders;

       o      second, from the Company;

       o third, pro rata, from all Note Holders requesting registration, in the case of an Underwritten Offering requested by Initiating Warrant Holders, or from all Warrant Holders requesting registration, in the case of an Underwritten Offering requested by Initiating Note Holders; and

       o fourth, pro rata, from all Warrant Holders requesting registration, in the case of an Underwritten Offering requested by Initiating Warrant Holders, or from all Note Holders requesting registration, in the case of an Underwritten Offering requested by Initiating Note Holders;

provided, however, that if both Warrant Holders and Note Holders exercise a demand for an Underwritten Offering in any one twelve (12) month period, then in the second such demand Underwritten Offering, the securities that the Company has requested to be included in such Underwritten Offering shall be cut-back pro rata with the Warrant Holders, in the case of an Underwritten Offering requested by Initiating Warrant Holders, and pro rata with the Note Holders, in the case of an Underwritten Offering requested by Initiating Note Holders, but otherwise the order of cut-back shall remain the same.

            (j)   Calculation of Demand Offerings.

                  (i) If (x) a demand Underwritten Offering is made at the request of Initiating Warrant Holders, (y) Note Holders participate in the Underwritten Offering and (z) at least three million (3,000,000) Exchange Shares (adjusted as provided in Section 4(e) hereof) are offered and sold in the Underwritten Offering, the Underwritten Offering shall count as one of the demand Underwritten Offerings of the Warrant Holders under Section 4(a) hereof. If (x) a demand Underwritten Offering is made at the request of Initiating Note Holders, (y) Warrant Holders participate in the Underwritten Offering and (z) at least three million (3,000,000) Warrant Shares (adjusted as provided in Section 4(e) hereof) are offered and sold in the Underwritten Offering, the Underwritten Offering shall count as one of the demand Underwritten Offerings of the Note Holders under Section 4(b).

                  (ii) If, as a result of the implementation of the proviso to
Section 4(i) hereof, the Warrant Holders, in the case of an Underwritten Offering requested by Initiating Warrant Holders, or the Note Holders, in the case of an Underwritten Offering requested by Initiating Note Holders, are able to offer and sell less than three million (3,000,000) shares of Common Stock (adjusted as provided in Section 4(e) hereof), the Warrant Holders or the Note Holders, as the case may be, shall be entitled to one demand Underwritten Offering in addition to those to which they are otherwise entitled hereunder.

                  (iii) If Warrant Holders participate in an Underwritten Offering of the Company pursuant to Section 5 hereof in which at least three million (3,000,000) Warrant Shares (adjusted as provided in Section 4(e) hereof) are offered and sold, the number of demand Underwritten Offerings to which the Warrant Holders are entitled under Section 4(a) hereof shall be reduced by one. If Note Holders participate in an Underwritten Offering of the Company pursuant to Section 5 hereof in which at least three million (3,000,000) Exchange Shares (adjusted as provided in Section 4(e) hereof) are offered and sold, the number of demand

Underwritten Offerings to which the Note Holders are entitled under Section 4(b) hereof shall be reduced by one.

            (k) Road Shows. The Company agrees to use its reasonable best efforts to cooperate in a marketing effort in respect of any Underwritten Offering, including participation in a "road show" with appropriate senior management, to assist the Holders in selling the Resale Securities intended to be sold in such offering.

     SECTION 5. Piggyback Registration.

            (a) If the Company at any time proposes to file a registration statement for an Underwritten Offering with respect to any class of equity securities, whether for its own account or the account of a holder of securities of the Company pursuant to registration rights granted by the Company (a "Requesting Securityholder"), and (i) the Registration Statement relating to such Underwritten Offering was not filed as a registration statement pursuant to
Section 3 hereof or (ii) such Underwritten Offering is not effected as a draw down off of a registration statement providing for sale on a continuous or delayed basis pursuant to Rule 415, then the Company shall in each case give written notice of such proposed filing to all Holders of Warrant Shares and Exchange Shares at least fifteen (15) days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Warrant Shares and/or Exchange Shares held by such Holders included in such registration statement.

            (b) Each Holder of Warrant Shares and/or Exchange Shares desiring to have such shares registered under this Section 5 shall so advise the Company in writing within ten (10) days after the date of receipt of such notice (which request shall set forth the amount of shares for which registration is requested), and the Company shall include in such Registration Statement all such Warrant Shares and/or Exchange Shares so requested to be included therein. Any Holder shall be entitled to revoke its request for inclusion in the Registration Statement not later than five (5) Business Days prior to the date contemplated by the managing underwriters for the pricing of the related Underwritten Offering.

            (c) Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advises the Company in writing that the total amount or kind of securities which the Holders of Warrant Shares and/or Exchange Shares, the Company and any other persons intended to be included in such proposed public offering is sufficiently large to materially adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered in the Underwritten Offering shall be reduced as follows:

       o      first, pro rata from all the Holders and all Other Holders; and

       o second, from the Company and the Requesting Securityholders, if any, as determined in the instrument providing for the rights of the Requesting Securityholders to registration.

     SECTION 6. Registration Procedures Generally. In connection with the registration obligations of the Company under Section 3 and any registered offering in which the Holders participate under Section 5 hereof, to the extent applicable, the Company shall:

            (a) Before filing an initial Registration Statement with the SEC, furnish to Designated Counsel and the underwriters, if any, at least five (5) Business Days prior to any filing, copies of all such documents proposed to be filed and reflect in each such document when so filed with the SEC such comments as Designated Counsel and the underwriters, if any, may reasonably propose.

            (b) Before the filing of any amendment to any Registration Statement, any Prospectus or any supplement to any Prospectus, afford Designated Counsel and the underwriters, if any, such advance notice as shall be reasonable in the circumstances in order to allow Designated Counsel and the underwriters, if any, the opportunity to participate in the preparation thereof and to comment thereon.

            (c) Prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable effectiveness period specified in Section 3(b); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use reasonable best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable Effectiveness Period in accordance with the intended methods of disposition set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

            (d) Use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment or, if a Deferral Event is in effect, at the earliest possible moment after the Deferral Event.

            (e) Comply with all applicable rules and regulations of the SEC and make generally available to the Company's securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than ninety (90) days after the end of the first 12-month period constituting a fiscal year commencing on the first day of the first fiscal quarter of the first fiscal year of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

            (f) Subject to the rights of the Company pursuant to Section 9(b) hereof, upon the occurrence of a Deferral Event or any other event as a result of which the Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (such an event, a "Material Event"), as promptly as practicable prepare and file a post-effective amendment to any Registration Statement effective at the time or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus, so that there is no longer a Deferral Event or occurrence of a Material Event, to the extent applicable, and, in the case of a post-effective amendment to a Registration Statement, use reasonable best efforts to cause such post-effective amendment to be declared effective as promptly as is practicable.

            (g) Upon the issuance by the SEC of a stop order suspending the effectiveness of a Registration Statement, take all action reasonable in the circumstances to obtain removal of the suspension as promptly as practicable.

            (h) Furnish to Designated Counsel and each managing underwriter, if applicable, copies of notices of effectiveness and other notices and correspondence with the SEC concerning the Registration Statement or Prospectus, as the case may be.

            (i) Furnish to Designated Counsel, the Designated Holders and, upon written request, to any Holder, a copy of each Registration Statement and exhibits, and amendments or supplements thereto, as may be filed with the SEC, in conformity with the requirements of the Securities Act, and such other documents that are not confidential as such person may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holder.

            (j) Furnish to the Holders and each managing underwriter, if applicable, copies of stop orders, and, after a withdrawal of a stop order, provide prompt notice to each Holder of such withdrawal.

            (k) List the Warrant Shares and the Exchange Shares on each national securities exchange or interdealer quotation system on which the Common Stock is then listed or quoted for trading.

      SECTION 7. Resale Registration.

            (a) At the time the Resale Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date that is five (5) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Resale Registration Statement and the related Prospectus, in such a manner as to permit such Holder to deliver the Prospectus to purchasers of Resale Securities in accordance with applicable law. None of the Company's securityholders (other than the Holders of Resale Securities) shall have the right to include any of the Company's securities in any such Resale Registration Statement referred to in this Agreement.

            (b) If a Holder of Resale Shares that has not become a Notice Holder as provided in Section 7(a) desires at any time to become a selling securityholder under the Resale Registration Statement, such Holder shall deliver to the Company a Notice and Questionnaire, and thereafter the Company shall as promptly as reasonably practicable:

       (i) if required by applicable law, file with the SEC a post-effective amendment to the Resale Registration Statement or prepare and/or file a supplement to the related Prospectus or a supplement or amendment to any document incorporated by reference therein or file any other document required by the SEC so that the Holder is named as a selling securityholder in such Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Resale Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to a Registration Statement, use reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as reasonably practicable; and

       (ii) notify Designated Counsel and the underwriters, if any, as promptly as reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to this Section 7(b);

provided, however, that if a Notice and Questionnaire is delivered during a Deferral Event, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i) and (ii) above upon expiration of the Deferral Event.

      SECTION 8. Resale Registration Procedures.

            In connection with the registration obligations of the Company under
Section 7 hereof, to the extent applicable, the Company shall:

            (a) As promptly as practicable, give notice to Designated Counsel, the Designated Holders and any managing underwriter:

       (i) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective;

       (ii) of any request, following the effectiveness of a Registration Statement by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information;

       (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

       (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Resale Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;

       (v) in the case of an Underwritten Offering, if at any time the representations and warranties of the Company contemplated by
              Section 8(f)(i) cease to be true and correct as of any time they are required to be true and correct;

       (vi)   of the occurrence of (but not the nature of or details concerning)
              (A) a Deferral Event or (B) a Material Event; provided, however, that no notice by the Company shall be required pursuant to this clause (vi) in the event that the Company either (I) promptly files a Prospectus supplement to update the Prospectus or (II) files a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such Deferral Event or Material Event, as the case may be, so that the use of the Resale Registration Statement is not required to be suspended; and

       (vii) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC.

            (b) If reasonably requested by the managing underwriter or underwriters, if any, or any Notice Holder, as promptly as reasonably practicable, incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement on which such Notice Holders' Resale Securities are registered, such information as such managing underwriter or underwriters, if any, and/or any Notice Holder (on the basis of an opinion of nationally-recognized counsel experienced in such matters) shall determine to be required to be included therein by applicable law and including, without limitation, information with respect to the aggregate number of shares of Resale Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering or the Resale Securities to be sold in such offering, if applicable, and make any required filings of such Prospectus supplement or such post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 8(b) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

            (c) The Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed under the initial filing of the Registration Statement) to which the managing underwriters of any Underwritten Offering, if any, or Designated Counsel, shall reasonably object; provided that the Company may file such documents in a form required by law or upon the reasonable advice of its counsel.

            (d) As promptly as reasonably practicable, furnish without charge to Designated Counsel and each managing underwriter, if any, and such underwriters' respective counsel, and upon prior written request (which, in the present instance, shall include telephonic requests confirmed via electronic mail) to each Notice Holder, at least one (1) conformed copy of the Registration Statement in which such Notice Holder's Resale Securities are registered, and any amendment thereto, including financial statements, but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless specifically requested in writing).

            (e) During the Resale Effectiveness Period, deliver to each Notice Holder in connection with any sale of Resale Securities pursuant to a Registration Statement and each underwriter, if any, without charge, as many copies of the Prospectus or Prospectuses pursuant to which such Notice Holder's Resale Securities are being offered, and any amendment or supplement thereto, as such Notice Holder may reasonably request in writing; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus and each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Resale Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

            (f) In the case of any Underwritten Offering initiated in accordance with Section 4(a) and/or Section 4(b) hereof or in any registered offering in which Holders participate under Section 5 hereof, enter into an underwriting agreement and take all such other actions in connection therewith in order to expedite and facilitate the disposition of such Resale Securities, in each case as are reasonable and customary, and in connection therewith (at each closing under such underwriting or similar agreement):

       (i) make such representations and warranties to the Holders of such Resale Securities and the underwriters in form, substance and scope as are customarily made by issuers to underwriters in secondary underwritten offerings;

       (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters and the Designated Holder(s) of such Resale Securities and shall cover the matters customarily covered in opinions requested in secondary underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters);

       (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company addressed, if permitted by applicable accounting standards, to the selling Holder(s) of such Resale Securities (provided that the selling Holder(s) provide such letters of representation to the accountants as are requested by the accountants in order to prepare the "cold comfort" letters and as are acceptable in form and substance to such accountants) and the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings;

       (iv) the underwriting agreement shall set forth indemnification provisions reasonable and customary for underwritten offerings similar to the Underwritten Offerings contemplated by this Agreement; and

       (v) the Company shall deliver such documents and certificates as may be reasonably requested by the Designated Holder(s) of such Resale Securities and the managing underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company in respect of the relevant offering.

            (g) Use reasonable best efforts to register or qualify or cooperate with the Notice Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Resale Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Notice Holder or underwriter reasonably requests in writing (which written request, in the case of any Notice Holder, may be included in the Notice and Questionnaire), it being agreed that no such registration or qualification will be made unless so requested; prior to any public offering of the Resale Securities pursuant to a Registration Statement, use reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Resale Effectiveness Period, to the extent applicable, in connection with such Notice Holder's offer and sale of Resale Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of such Resale Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that the Company will not be required to:

       (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where the Company is not otherwise qualified but for this Agreement;

       (ii) take any action that would subject the Company to general service of process in suits in any such jurisdiction where it is not then so subject; or

       (iii) subject the Company to taxation in any such jurisdiction where it is not then so subject.

            (h) Promptly inform each Notice Holder, Designated Counsel and the underwriters, if any, of:

       (i) the issuance by the SEC of a stop order suspending the effectiveness of a Registration Statement or the initiation of proceedings with respect to a Registration Statement under Section 8(d) or 8(e) of the Securities Act;

       (ii)   the occurrence of a Material Event; or

       (iii) the occurrence of any Deferral Event (as provided in Section 9(b) hereof):

and give notice to the Notice Holders, Designated Counsel and the underwriters, if any, that the availability of the Resale Registration Statement has been suspended. Each Notice Holder agrees not to sell any Resale Securities pursuant to such Registration Statement until such Notice Holder is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. If so directed by the Company, each Notice Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Notice Holder's possession, of the Registration Statement or the related Prospectus current at the time of receipt by such Notice Holder of any such notice. In addition, the Company shall make all reasonable best efforts to resume the use of the Registration Statement and the included Prospectus, and to so notify the Notice Holders, as promptly as practicable after such notice.

            (i) If reasonably requested in writing in connection with the disposition of Resale Securities pursuant to the Resale Registration Statement, make reasonably available for inspection during normal business hours by Designated Counsel or other representatives for the Notice Holders designated by the Designated Warrant Holder (or the Designated Note Holder if only Exchange Shares are being sold), any underwriter participating in any disposition of such securities, and any attorney or accountant retained by the underwriters, if any, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representatives for the Notice Holders, underwriter (if any), attorney or accountant, in each case as is customary for similar "due diligence" examinations.

                    Any such representative of the Notice Holders, including, but not limited to, the Designated Counsel or other attorney (or, if as a matter of policy such Designated Counsel or attorney cannot agree in writing to keep such designated information confidential, the respective Designated Holder on behalf of such Designated Counsel or attorney), underwriter (if any) or accountant shall be required to first agree in writing with the Company that any information that is reasonably designated by the Company as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement and such person shall comply with applicable securities laws, unless and to the extent:

       (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities;

       (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement);

       (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person; or

       (iv) such information becomes available to any such person from a source other than the Company and such source is not known by such representative to be bound by a confidentiality agreement.

            (j) Cooperate with each Notice Holder and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Resale Securities sold pursuant to a Registration Statement, and cause such Resale Securities to be in such denominations and registered in such names as such Notice Holder, or in the case of an Underwritten Offering, as such managing underwriters, may request in writing at least two (2) Business Days prior to any sale of such Registrable Securities or, if such Registrable Securities are determined to be eligible for trading under the terms of trading established by The Depository Trust Company ("DTC"), use its reasonable best efforts to do all things necessary, including, without limitation, providing CUSIP numbers for the Registrable Securities and all other letters and documentation required by DTC, in order to make such Registrable Securities eligible to trade within DTC.

            (k) Make reasonable efforts to provide such information as any Notice Holder or underwriter, if any, shall require in respect of any filings required to be made with the NASD.

            (l) Enter into such customary agreements and take all such other actions necessary or reasonably desirable in connection therewith in order to expedite or facilitate disposition of such Resale Securities.

      SECTION 9. Holdback Agreements.

            (a) Hold-Back Election. Subject to Section 9(c) below, in the case of the registration of any Underwritten Offering initiated by the Company or any Requesting Securityholder (other than (I) any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), or of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan or (II) any Underwritten Offering initiated at the request of the Initiating Warrant Holders or Initiating Note Holders), each Holder agrees, if and to the extent requested in writing by the managing underwriter or underwriters administering such offering as promptly as reasonably practicable prior to the commencement of the seven (7) day period referred to below (a "Hold-Back Election"), not to effect any public sale or distribution of securities of the Company except as part of such underwritten registration, during the period beginning seven (7) days prior to the closing date of such underwritten offering and ending on the earlier of (i) ninety (90) days after such closing date and (ii) the date such sale or distribution is permitted by such managing underwriter or underwriters; provided, however, that the volume limitations of the preceding proviso shall not apply to any Holder who, together with its Affiliates and any person with whom it is acting together as contemplated by subparagraph (e)(3)(vi) of Rule 144, holds securities that constitute (on a Common Stock equivalent basis) less than 2% of the Common Stock then outstanding. Notwithstanding the foregoing provisions of this Section 9(a), no Holder shall be obligated to refrain from making any public sale or distribution of securities of the Company in the case of any underwritten secondary offering initiated at the request of any person who has not agreed in writing to expressly recognize and give effect to the Holders' rights under the documentation governing such underwritten secondary offering similar to those under this Section 9(a) (whether or not the related documentation makes specific references to this Section 9(a)) and to be subject to provisions that are at least as favorable to the Holders as the provisions contained in this Section 9(a) are to such holder.

            (b) Deferral Event. Subject to Section 9(c) below, the Company shall be entitled, for a period of time not to exceed forty five (45) consecutive days, to postpone the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to Section 3 and/or to request that the Holders refrain from effecting any public sales or distributions of their Registrable Securities if (each such event referred to in clauses (i), (ii) and (iii) of this Section 9(b) below, a "Deferral Event"):

       (i) the board of directors of the Company determines in its reasonable good faith business judgment that such registration and/or such public sales or distributions would have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Company; or

       (ii) the board of directors of the Company determines that the premature disclosure of a material event at such time would have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Company; or

       (iii) the disclosure otherwise relates to a material business transaction which has not been publicly disclosed and the board of directors of the Company determines that any such disclosure would jeopardize the success of such transaction.

The board of directors of the Company shall, as promptly as practicable, give the Holders written notice of any such Deferral Event. In the event of a determination by the board of directors to postpone the filing of a Registration Statement required to be filed under Section 3 hereof, the Company shall be required to file such Registration Statement as soon as reasonably possible after the board of directors of the Company shall determine, in its reasonable business judgment, that the filing of such registration statement and the offering thereunder shall not interfere with the aforesaid material transaction or development, but in any event no later than the end of such 45-day period. In addition, if the board of directors of the Company has requested that the Holders refrain from making public sales or distributions of their Registrable Securities, such board shall, as promptly as practicable following its determination that the Holders may recommence such public sales and distributions, notify such Holders in writing of such determination (but in any event no later than the end of such 45-day period).

            (c) Company Hold-Back. In the case of any Underwritten Offering of Resale Securities pursuant to Section 4 hereof, the Company agrees, if and to the extent requested in writing by the managing underwriter or underwriters administering such offering, not to effect any public sale or distribution (other than sales pursuant to the same Registration Statement, as and to the extent permitted under this Agreement, or any registration on Form S-8 or S-4 (or any successor or substantially similar form) of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, (B) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger, combination or consolidation with, another corporation, or (C) a dividend reinvestment plan) of any securities of the Company during the period beginning seven (7) days prior to the closing date of each such Underwritten Offering and ending on the earlier of (i) ninety (90) days after such closing date and (ii) the date such sale or distribution is permitted by such managing underwriter or underwriters. Any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to register any privately placed securities similar to the registration of the Resale Securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period described in the next preceding sentence; provided, however, that the volume limitations of this sentence shall not apply to any holder who, together with its Affiliates and any person with whom it is acting together as contemplated by subparagraph (e)(3)(vi) of Rule 144, holds securities that constitute (on a Common Stock equivalent basis) less than 2% of the Common Stock then outstanding; provided further that the limitations shall be no more restrictive to the holders of such privately placed securities than analogous terms of this Agreement with respect to the Holders of Resale Securities.

            (d) Certain Limitations.

                  (i) In no event shall the restrictions under Section 9(a), pursuant to one or more underwritten offerings, remain in effect for more than ninety (90) days in the aggregate in any consecutive twelve (12) month period.

                  (ii) In no event shall the restrictions under Section 9(b), pursuant to one or more Deferral Events, remain in effect for more than ninety
(90) days in the aggregate in any consecutive twelve (12) month period.

                  (iii) In no event shall the restrictions under Section 9(a) and Section 9(b), pursuant to one or more Hold-Back Elections or Deferral Events, remain in effect for more than one hundred twenty (120) days, in the aggregate, in any consecutive twelve (12) month period.

                  (iv) In no event shall the restrictions under Section 9(c) pursuant to one or more Underwritten Offerings, remain in effect for more than one hundred eighty (180) days, in the aggregate, in any consecutive twelve (12) month period.

      SECTION 10. Holders Obligations.

            (a) Each Holder of Resale Securities agrees, by acquisition of the Resale Securities, that such Holder shall not be entitled to sell any of such Resale Securities pursuant to a Resale Registration Statement or to receive a Prospectus relating thereto, unless such Holder has previously delivered to the Company a completed and accurate copy of a Notice and Questionnaire (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next subsection.

            (b) Each Notice Holder further agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company (including any information provided in a Notice and Questionnaire) not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments, if any.

            (c) Each Holder further agrees to notify the Company within ten (10) Business Days of a written request received by such Holder from the Company, of the amount of Registrable Securities sold pursuant to the Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Registrable Securities were so sold.

      SECTION 11. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under this Agreement whether or not any Registration Statement is declared effective. Such fees and expenses shall include, without limitation:

       (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the NASD and (y) of compliance with federal and state securities or blue sky laws to the extent such filings or compliance are required pursuant to this Agreement (including, without limitation, reasonable fees and disbursements of the counsel specified in clause (iv) below in connection with blue sky qualifications of the Resale Securities under the laws of such jurisdictions as the Designated Warrant Holder (or the Designated Note Holder if only Exchange Shares are being offered and sold) may designate));

       (ii)   printing expenses;

       (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder; and

       (iv) fees and disbursements of counsel for the Company in connection with the preparation and filing of each Registration Statement.

In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on the New York Stock Exchange or any securities exchange on which the same securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding anything contained herein to the contrary, Registration Expenses shall not include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

      SECTION 12. Indemnification; Contribution.

            (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Resale Securities and each officer and director of, and each other person, if any, who controls, any Holder of Resale Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense whatsoever, including, without limitation, costs of investigating, preparing to defend and defending (collectively, "Indemnifiable Losses"), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity shall not apply to Indemnifiable Losses to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder of Resale Securities (which also acknowledges the indemnity provisions herein), or any person, if any, who controls any such Holder of Resale Securities, expressly for use in a Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity shall not apply to any Indemnifiable Losses (1) arising from an offer or sale of Resale Securities occurring during the period in which a Holder was notified and instructed by the Company not to sell due to a Deferral Event or Material Event or such other event as would legally require a Holder not to sell (including, but not limited to, the issuance of any stop order or the initiation of any proceedings by the SEC), or (2) if the Holder fails to deliver at or prior to the written confirmation of sale, if legally required to do so, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact.

            (b) Indemnification by Holders of Resale Securities. In connection with any Registration Statement in which a Holder of Resale Securities is participating, each Holder of Resale Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all Indemnifiable Losses, as incurred by such person, with respect to any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder of Resale Securities (which also acknowledges the indemnity provisions herein), or any person, if any, who controls any such Holder of Resale Securities, expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) Conduct of Indemnification Proceedings.

                  (i) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of the indemnity under subsection (a) or (b), as applicable, of this Section 12.

                  (ii) The indemnifying party, upon written request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (x) the fees and expenses of more than one separate firm (in addition to any local counsel), whose fees must be reasonable, for Holders of Resale Securities, and all persons, if any, who control the Holders of Resale Securities within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, collectively or (y) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel), for the Company and each person, if any, who controls the Company within the meaning of either such Section, and that all fees and expenses payable under (x) and (y) above shall be reimbursed as they are incurred. In the case of any such separate firm for the Holders of Resale Securities, and control persons of Holders of Resale Securities, such firm shall be designated in writing by the Designated Holders (provided, however, that if the parties involved in the proceeding or proceedings include only Warrant Holders, the Designated Warrant Holder shall designate such firm and, if such parties include only Note Holders, the Designated Note Holder shall designate such firm). In the case of any such separate firm for the Company and control persons of the Company, such firm shall be designated in writing by the Company.

                  (iii) The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there is a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any and all loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 12 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) Reimbursement. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 12 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

            (e) Contribution.

                  (i) If the indemnification to which an indemnified party is entitled under this Section 12 is for any reason unavailable to an indemnified party or insufficient, although applicable in accordance with its terms, to hold harmless an indemnified party in respect of any Indemnifiable Losses, then each indemnifying party shall contribute to the aggregate amount of such Indemnifiable Losses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Indemnifiable Losses, as well as any other relevant equitable considerations.

                  (ii) The relative fault of the Company, on the one hand, and a Holder of the Resale Securities, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder of the Resale Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (iii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 12(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 12(e). The aggregate amount of Indemnifiable Losses incurred by an indemnified party and referred to above in this Section 12(e) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  (iv) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (v) For purposes of this Section 12, each officer and director of, and each other person, if any, who controls, any Holder of Resale Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

      SECTION 13. Rule 144 Reporting. With a view to making available to the Holder the benefits of certain rules and regulations under the Securities Act and the Exchange Act which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act;

            (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (c) so long as any Holder owns any Registrable Securities, furnish to the Holder forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and (ii) provide copies of all Exchange Act reports, including copies of the most recent annual or quarterly report of the Company, and such other reports and documents filed by the Company with the SEC as the Holder may reasonably request in availing itself of any rule or regulation under the Securities Act and the Exchange Act, allowing it to sell any such securities without registration.

      SECTION 14. Participation in Underwritten Offerings.

            (a) If any of the Resale Securities covered are to be sold in an Underwritten Offering under Section 4 hereof, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Designated Warrant Holder, unless such Resale Securities include only Exchange Shares or such Underwritten Offering is being conducted pursuant to Section 4(b) hereof, in which case by the Designated Note Holder; provided in each case that (i) such investment banker or investment bankers and manager or managers are top-tier firms of national recognition within the United States and (ii) the Company has consented to the appointment of such investment banker or investment bankers and manager or managers, which consent, in each case, shall not be unreasonably withheld.

            (b) If any of the securities are to be sold in an Underwritten Offering under Section 5 hereof, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company.

            (c) No person may participate in any Underwritten Offering hereunder unless such person (i) agrees to sell such person's Resale Securities on the basis provided in any underwriting arrangements approved by the persons entitled to approve such arrangements, as provided in Section 14(d), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 14 shall be construed to create any additional rights regarding the registration of Registrable Securities in any person otherwise than as set forth herein.

            (d) The Designated Warrant Holder (or if such Underwritten Offering is being conducted pursuant to Section 4(b) hereof, the Designated Note Holder) shall be entitled to approve all underwriting arrangements under Section 4 hereof with the consent of the Company, which consent shall not be unreasonably withheld. The Company shall be entitled to approve all underwriting arrangements in connection with an Underwritten Offering under Section 5 hereof.

      SECTION 15. Restriction on Transfer.

            (a) Each Holder (including each Original Holder) agrees that any proposed Transfer of any Consideration Securities, or any shares of Common Stock issuable upon exchange or exercise thereof, may be effected only:

              (1)    (v) inside the United States:

                            (I)    to a person who the seller reasonably
                                   believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                            (II)   in accordance with Rule 144; or

                            (III) pursuant to another exemption from the registration requirements of the Securities Act;

                     (w)    to the Company;

                     (x) outside the United States (A) to a non-U.S. person (within the meaning of Regulation S) in a transaction meeting the requirements of Regulation S or (B) pursuant to another exemption from the registration requirements of the Securities Act;

                     (y) in the case of Warrant Shares, if the issuance thereof has been registered under the Primary Registration Statement; or

                     (z)    pursuant to an effective registration statement; and

              (2) in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction.

Each Holder agrees to notify any purchaser of the resale restrictions set forth above.

            (b) Prior to any Transfer or proposed Transfer of any Consideration Securities, or any shares of Common Stock issuable upon exchange or exercise thereof, the Holder thereof shall deliver written notice (a form of which is attached hereto) to the Company of such Holder's intention to effect such Transfer. If the Transfer or proposed Transfer is pursuant to clause (1)(v) or
(1)(x) of the first sentence of the preceding paragraph, then upon receipt of such notice, the Company may request any or all of the following (each, a "Transfer Document") in form and substance reasonably acceptable to the Company:

       (i) an agreement by such transferee to the impression of the restrictive investment legend set forth in subsection (c) of this
              Section 15 below on the Consideration Securities, or any shares of Common Stock issuable upon exchange or exercise thereof;

       (ii) an agreement by such transferee to be bound by the provisions of this Section 15 relating to the transfer of such Consideration Securities, or any shares of Common Stock issuable upon exchange or exercise thereof; and

       (iii) an opinion of counsel with expertise in securities law matters reasonably satisfactory to the Company that such Transfer complies with applicable U.S. securities laws.

If the Company requests any Transfer Document(s), it shall do so as promptly as practicable following receipt of the Holder's notice of intention to Transfer. The Company shall thereafter cause the Transfer to be recorded and a certificate or other evidence of ownership in the name of the transferee to be delivered. If the Company has requested any Transfer Documents in connection with such transfer, it will take such actions as soon as practicable after it has received Transfer Documents complying with the terms of this Section 15(b).

            (c) Each certificate issued to evidence Consideration Securities, or any shares of Common Stock issuable upon exchange or exercise thereof, whose transfer has not been registered by the Company under the Securities Act shall bear a legend to the following effect:

       THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD,

       ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

The foregoing legend shall be in addition to any other legend required by law or any contract.

            (d) Termination of Restrictions. The restrictions referenced in this
Section 15, including the legend, shall cease and terminate as to any particular Consideration Securities, or shares of Common Stock issuable upon exchange or exercise thereof, when (x) such securities have been transferred in a transaction pursuant to Rule 144 or a registration statement or (y) in the opinion of counsel for the Company, such restriction is no longer required in order to assure compliance with the Securities Act and applicable state securities laws. Whenever such restrictions shall cease and terminate as to any Consideration Securities, or shares of Common Stock issuable upon exchange or exercise thereof, the Holder of such securities shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any, if such unlegended shares are being delivered and transferred to any person other than the registered Holder thereof), new certificates for a like number of securities not bearing the relevant legend(s) set forth in this Section 15.

      SECTION 16. Miscellaneous.

            (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of each of the Designated Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of (i) Warrant Holders that does not directly or indirectly affect the rights of the Note Holders may be given by the Designated Warrant Holder, (ii) Note Holders that does not directly or indirectly affect the rights of the Warrant Holders may be given by the Designated Note Holder, and (iii), except as otherwise specifically provided herein, Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least two-thirds of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent, and any successor or assignee thereof, thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 16, whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder. No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement and no waiver on one occasion shall constitute a waiver on a further occasion with respect to the same or any other provision of this Agreement.

            (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

       (i) if to a Notice Holder, at the most current address given by such Holder to the Company;

       (ii)   if to the Company, to:

              Vishay Intertechnology, Inc.
              63 Lincoln Highway
              Malvern, PA 19335-2120
              Attention:  Chief Financial Officer
              Telecopier No.:  (818) 225-4055

              with a copy to:

              Kramer Levin Naftalis & Frankel LLP
              919 Third Avenue
              New York, NY 10019
              Attention:  Abbe Dienstag, Esq.
              Telecopier:  (212) 715-8000

       (iii) if to the Designated Holders or Designated Counsel, at such addresses as they shall provide in writing to the Company in accordance with this Section 16(b);

              and

       (iv) if to any Holder(s), to the most current address for such Holder(s) provided to the Company in accordance with the provisions of this Section 16(b) which address (including facsimile number) initially is as set forth next to such Holder's signature on the signature page hereto;

or to such other address as such person may have furnished to the other persons identified in this Section 16(b) in writing in accordance herewith.

            (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties whether by operation of law, or otherwise; provided, however, that no such assignment shall relieve the Company of any of its obligations hereunder. For the avoidance of doubt, the Company agrees that any successor company shall be required to provide to the Holders substantially equivalent registration rights as those hereunder to provide for the orderly disposition of any securities then held by them in exchange for or in replacement of the Registrable Securities. No person shall be a permitted assign of any Holder unless such person received a transfer of Consideration Securities, or the shares of Common Stock or other securities issuable upon exchange or exercise thereof, in compliance with the provisions of Section 15 hereof, but if so received, such person shall be a permitted assign; provided, that the rights specifically granted to the Original Holders or their Affiliates under this Agreement (as distinct from rights of the Original Holders or their Affiliates under this Agreement which are common to all Holders), either individually, or in the aggregate, may not be assigned except by operation of law or to an Affiliate of such Original Holder. The Company shall not be required to recognize any person (other than an Original Holder) as a Holder of Consideration Securities, or shares of Common Stock issuable upon exchange or exercise thereof, for purposes of this Agreement unless the transfer of securities to such person has been registered on the books and records of the Company or its subsidiary, as the case may be. However, for the purpose of the preceding sentence, such registration by the Company on its books and records shall not be unreasonably withheld or delayed.

            (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

            (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (f) Governing Law; Jurisdiction. This Agreement shall be governed by, construed, applied and enforced in accordance with the laws of the State of New York, except that no doctrine of choice of law shall be used to apply any law other than that of New York, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, shall be interposed in any action hereon or thereon.

                  The parties hereto agree that any suit, action or proceeding to enforce any right arising out of this Agreement may be commenced in the Supreme Court of New York situated in New York City or in the United States District Court for the Southern District of New York, and the parties hereto consent to such jurisdiction, agree that venue will be proper in such courts in any such matter, agree that New York is the most convenient forum for litigation in any such suit, action or proceeding, and agree that a summons and complaint commencing a suit, action or proceeding in any such court shall be properly served and shall confer personal jurisdiction upon a person if served by registered or certified mail to the address specified with respect to such person pursuant to Section 16(b), or as otherwise provided by the laws of the State of New York or the United States. The parties hereto agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (g) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

            (h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties solely with respect to such registration rights.

            (i) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the applicable Effectiveness Period, except for any liabilities or obligations under Sections 2, 11 or 12 hereof.

            (j) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and the other persons specified in Section 12 and Section 16(c) hereof and is not for the benefit of, nor may any provision hereof be enforced by, any other person.


                            [SIGNATURE PAGES FOLLOW]

                           COUNTERPART SIGNATURE PAGE



            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    VISHAY INTERTECHNOLOGY, INC.




                                    By:   ____________________________
                                          Avi D. Eden
                                          Executive Vice President

                           COUNTERPART SIGNATURE PAGE

                    (FOR ISSUANCES PURSUANT TO REGULATION S)



            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    [ENTITY]


                                    By:  ____________________________
                                         Name:
                                         Title:

Offshore Delivery Instructions:


__________________________________________
PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:       ____________________________________

Address:    ____________________________________

            ____________________________________

            ____________________________________

Phone No.   ____________________________________

                           COUNTERPART SIGNATURE PAGE

                    (FOR ISSUANCES PURSUANT TO SECTION 4(2))


            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    [ENTITY]


                                    By:   ____________________________
                                          Name:
                                          Title:


Circle the category under which you are an "accredited investor" pursuant to Schedule A:

1     2     3     4     5     6     7     8



__________________________________________
PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:       ____________________________________

Address:    ____________________________________

            ____________________________________

            ____________________________________

Phone No.   ____________________________________

                                   SCHEDULE A

The term "accredited investor" means:

(1) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(3) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(4)    A director or executive officer of the Company.

(5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000.

(6) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(7) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

(8) An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Purchaser must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

                                   SCHEDULE B

(1)   "U.S. person" (as defined in Regulation S) means:

       (i)    Any natural person resident in the United States;

       (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

       (iii)  Any estate of which any executor or administrator is a U.S.
              person;

       (iv)   Any trust of which any trustee is a U.S. person;

              (v) Any agency or branch of a foreign entity located in the United States;

              (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

              (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

              (viii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2) Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."

(3) Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

       (i) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

       (ii)   The estate is governed by foreign law.

(4) Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5) Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6) Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

       (i)    The agency or branch operates for valid business reasons; and

       (ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

                                     ANNEX A


                                     FORM OF
                             SELLING SECURITYHOLDER
                            NOTICE AND QUESTIONNAIRE

      The undersigned beneficial holder of Registrable Securities understands that the Company has filed or intends to file with the SEC a Resale Registration Statement in accordance with the terms of the Securities Investment and Registration Rights Agreement, dated as of __________, 2002 (the "Agreement"). All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

      Each beneficial owner of Registrable Securities is entitled to the benefits of the Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire at least five
(5) Business Days prior to the effectiveness of the Resale Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of a Resale Registration Statement, the Company will, as promptly as practicable, file such amendments to a Resale Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities.

      Certain legal consequences arise from being named as a selling securityholder in a Resale Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in a Resale Registration Statement and the related prospectus.

                                     NOTICE

      The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below pursuant to a Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by, and agrees to comply with, the terms and conditions of this Notice and Questionnaire and the Agreement.

      The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.    General Information

       a. State the exact name in which the shares of Common Stock and/or Warrants to be registered for your account for resale (the "Resale Securities") are or will be registered of record and the address of the record holder:

                  Name:       _______________________
                  Address:    _______________________
                              _______________________
                              _______________________

              If the Resale Securities are or will be held of record by more than one record holder, please furnish similar information for each additional record holder.

       b. State the exact name of the beneficial owner1 of the Resale Securities as it should appear in the Registration Statement:

                  Name: _______________________________________________

       c. State below your address, telephone number and fax number for purposes of communication:

                  Address:    _______________________________

                              _______________________________

                              _______________________________

                  Telephone No.: (      )  _____________________

                  Fax No.:       (      )  __________________________



----------------------
1 See Appendix A to this Notice & Questionnaire for definition of "beneficial owner".

2.    Beneficial Ownership of Shares

      The Registration Statement is required to disclose the number of shares of Common Stock and/or Warrants that will be beneficially owned2 by you as of the most recent available date, whether or not registered in your name, and the number of shares and/or Warrants to be registered for your account and included in the Registration Statement.

      ONLY THE PARTICULAR SHARES OF COMMON STOCK AND/OR WARRANTS LISTED IN YOUR NAME IN THE REGISTRATION STATEMENT MAY BE SOLD OR RESOLD UNDER THE REGISTRATION STATEMENT.

      a.    Shares of Common Stock to be Registered

            Indicate the number of shares of Common Stock beneficially owned by you and to be included in the Registration Statement for your account:

             _______________

      b.    Warrants to be Registered

            Indicate the number of Warrants beneficially owned by you and to be included in the Registration Statement for your account:

             _______________

      c.    Other shares of Common Stock Beneficially Owned

            Please indicate the number of shares of Common Stock beneficially owned by you other than the shares of Common Stock referred to in
            Item 2(a) above:

            ______________

3.    Nature of Beneficial Ownership

      a. Are any shares of Common Stock and/or Warrants indicated in response to Item 2 above as beneficially owned by you owned other than for your own economic benefit?

                  Yes __________          No __________


---------------------
2     See Appendix A for definition of "beneficially owned".

            If your answer is yes, please explain:

      b. Do you have the right to acquire beneficial ownership within 60 days (e.g., by reason of the ownership of options, warrants or other convertible securities to acquire Common Stock or otherwise) of any shares of Common Stock and/or Warrants indicated in response to Item 2 above as beneficially owned by you?

                  Yes __________          No __________

            If your answer is yes, please describe such right to acquire and the number of shares subject to such right:

      c. If you are the beneficial owner of more than five percent (5%) of any class of voting securities of the Company, are any of such securities held subject to any voting trust or other similar arrangement?

                  Yes __________          No __________

            If your answer is yes, state the amount held or to be held, the duration of the agreement, the names and addresses of the voting trustees, and describe briefly the voting rights and powers under such agreement:

4.    Relationships with the Company

      a. Have you held any position or office with the Company or any of its predecessors3 or affiliates4 within the past three years?

                  Yes __________          No __________

            If your answer is yes, please describe:


----------------------
3     See Appendix A for definition of "predecessor".

4     See Appendix A for definition of "affiliate".

      b. Have you or any of your affiliates had any other material5 relationship, directly or indirectly, with the Company or any of its predecessors or affiliates within the past three years?

                  Yes __________          No __________

            If your answer is yes, please describe:

5.    Transactions with the Company

YOU NEED TO ANSWER THE QUESTIONS UNDER THIS ITEM ONLY IF YOU BENEFICIALLY OWN 5% OR MORE OF THE COMMON STOCK OR IF YOU ARE (OR WERE AT ANY TIME AFTER THE END OF THE COMPANY'S MOST RECENT FISCAL YEAR) A DIRECTOR OR EXECUTIVE OFFICER OF THE COMPANY OR AN IMMEDIATE FAMILY6 MEMBER OF ANY OF THE ABOVE.

      a. Has any of the following described persons7 had, or will any of them have, any direct or indirect material interest (i) in any transaction or series of similar transactions since the end of the most recent fiscal year of the Company to which the Company was a party or (ii) in any currently proposed transaction to which the Company may be or is to be a party? (No information need be given as to any transaction or series of similar transactions if the amount involved in the transaction or series of similar transactions, including all periodic installments in the case of any lease or other agreement providing for periodic payments or installments, does not exceed $60,000.)

            (i)   You:

                        Yes __________          No __________

            (ii) Any corporation or organization (other than the Company) of which you are or were an officer, director or the beneficial owner, directly or indirectly (either alone or together with other directors or officers of the Company and persons and entities listed under (iii) through (v) below), of an equity interest of five percent or more:

                        Yes __________          No __________


----------------------
5     See Appendix A for definition of "material".

6     See Appendix A for definition of "immediate family".

7     See Appendix A for definition of "person".

            (iii) Any partnership or firm of which you are or were a general partner or of which your limited partnership interest (either alone or together with other directors or officers of the Company and persons and entities listed under (ii) above and
                  (iv) below) is ten percent or more:

                        Yes __________          No __________

            (iv) Any trust, custodianship or estate in which you have or had a substantial beneficial interest or as to which you serve or served as trustee, custodian, executor or in a similar fiduciary capacity:

                        Yes __________          No __________

            (v)   Any member of your immediate family:

                        Yes __________          No __________

            If your answer to any of the above questions is yes, please describe the transaction(s), the amount of the transaction(s), the interest in the transaction(s) of such person, corporation, organization, partnership, firm, trust, custodianship or estate and indicate the date on which each transaction took place. In addition, if any of the transactions mentioned above involve the sale or purchase of assets by or to the Company, other than in the ordinary course of business, please state the cost of such assets to the purchaser and, if acquired by the seller within two years prior to the transaction, the original cost to the seller.

6.    Involvement in Legal Proceedings

      a. Is the Company or the property of the Company a party to or the subject of any pending legal proceeding in which you or an associate8 of yours (i) is an adverse party or (ii) has a material interest adverse to the Company?

                  Yes __________          No __________

            If your answer is yes, we will contact you for further information.

7. State whether you (i) are, or, at any time within the past five years, have been, a director, officer, or controlling person of, or (ii) own, or have, at any time within the past five years, owned, directly or indirectly, in excess of a ten percent equity interest in any entity which is a member of the NASD.

                        Yes ____________  No ____________


----------------------
8     See Appendix A for definition of "associate".


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


      If the answer is "Yes" please describe.

      The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to a Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

      The Selling Securityholder hereby acknowledges its obligations to comply with all the terms and provisions of the Agreement applicable to Holders and Notice Holders, including the obligation to indemnify and hold harmless certain persons as set forth therein.

      Pursuant to the Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

      In accordance with the undersigned's obligation under the Agreement to provide such information as may be required by law for inclusion in a Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while a Registration Statement remains effective. All notices hereunder and pursuant to the Agreement shall be made in writing at the address set forth below.

      By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and the inclusion of such information in a Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of a Registration Statement and the related prospectus.


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

      IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:  ________________________

                                        Beneficial Owner


                                        By:  __________________________________
                                             Name:
                                             Title:

      PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO VISHAY AT:

         Investor Relations
         Attn:   Robert Freece
         Vishay Intertechnology, Inc.
         63 Lincoln Highway
         Malvern, Pennsylvania 19355-2120
         (610) 644-1300



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

                                   Appendix A

          "Affiliate" of a specified person (or entity) is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

          "Associate" means (1) a corporation or organization (other than the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.

          "Beneficial Ownership", "Beneficial Owner", or "Beneficially Owned", when used in this Questionnaire, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares:

          (1) voting power (which includes the power to vote, or to direct the voting of, such security); and/or

          (2) investment power (which includes the power to dispose, or to direct the disposition, of such security).

In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days, including, but not limited to, any right to acquire: (i) through the exercise of any option, warrant or right, (ii) through the exchange of a security or (iii) pursuant to the power to revoke a trust, discretionary account or similar arrangement or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

          Securities owned beneficially by you include not only securities held by you for your own benefit, whether in bearer form or registered in your own name or otherwise, but also securities held by others as to which you have or share voting power or investment power (regardless of how the securities are registered) such as, for example, securities held for you by custodians, brokers or pledgees. Securities owned by a corporation which you control are within your power to vote and invest and are thus considered beneficially owned by you despite the separate legal personality of the corporation.

          Where by virtue of a special relationship, whether of a family or a business nature, you have substantial influence over the decisions of another person in investing or voting his securities, any securities owned by that person would be considered beneficially owned by you. Thus, for example, securities owned by all persons related to you by blood, marriage or adoption or by other persons who share your home or are a member of your immediate family would be considered beneficially owned by you absent a clear history of independent decision-making in their investment and voting of the securities.

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

          In addition, securities held by you solely for the benefit of another person, for example, as nominee, trustee or executor, are considered beneficially owned by you if you have or share voting power or investment power with respect to such securities. More specifically, securities held by a trustee where either the trustee or a member of his immediate family (for the purpose of this definition only, spouse, ancestor, descendant, step-parent or step-child) has a vested interest in the income or corpus of the trust would be considered beneficially owned by the trustee. (If you have been named as executor of an estate but have not yet qualified under local law, you are not considered the beneficial owner of securities in the estate, absent other facts indicating actual power.)

          The power to vote or invest securities need not be currently exercisable to confer beneficial ownership. The fact that securities are held for you in trust or in a discretionary account removes them from your control; but if you have the power to terminate the relationship and regain control of the securities at will or within 60 days, they are considered to be subject to your power and hence beneficially owned by you. The same applies to securities which you can acquire by option or other right exercisable within 60 days.

          You would not ordinarily be deemed the beneficial owner of securities held by you as pledgee in the ordinary course of business pursuant to a bona fide pledge agreement if the pledge agreement provides that you have no substantive rights in such securities (i.e., the owner retains the investment and voting power) until a default has occurred.

          "Immediate Family" includes your spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law and brothers and sisters-in-law

          "Predecessor" means a person the major portion of the business and assets of which another person acquired in a single transaction, or in a series of related transactions in each of which the acquiring person acquired the major portion of the business and assets of the acquired person.




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